Exhibit 10.3

THIRD AMENDMENT TO ABL/TERM LOAN INTERCREDITOR AGREEMENT

THIS THIRD AMENDMENT TO ABL/TERM LOAN INTERCREDITOR AGREEMENT (this “Amendment”), dated as of December 14, 2021, is entered into by and among BANK OF AMERICA, N.A., as agent for the ABL Secured Parties (in such capacity, the “ABL Agent”), ROYAL BANK OF CANADA, as collateral agent (in such capacity, the “Term Loan Agent”) under the Term Loan Substitute Facility described below, and INSTALLED BUILDING PRODUCTS, INC., a Delaware corporation (the “Borrower”), on behalf of itself and the other Grantors.

W I T N E S S E T H:

WHEREAS, the ABL Agent, the Borrower and certain other Persons are parties to that certain ABL/Term Loan Intercreditor Agreement dated as of April 13, 2017, as amended by that certain First Amendment to ABL/Term Loan Intercreditor Agreement as of June 19, 2018, and by that certain Second Amendment to ABL/Term Loan Intercreditor Agreement as of December 17, 2019 (as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, as of the date hereof, the Term Loan Agent, the Borrower and the lenders named therein have entered into that certain Term Loan Credit Agreement, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”);

WHEREAS, the Term Loan Credit Agreement is a Term Loan Substitute Facility, pursuant to which the Term Loan Credit Agreement, dated as of December 17, 2019, was Replaced;

WHEREAS, the ABL Agent, the Borrower and the lenders named therein have entered into that certain Credit Agreement, dated as of September 26, 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”);

WHEREAS, the ABL Credit Agreement is an ABL Substitute Facility, pursuant to which the ABL Credit Agreement, dated as of April 13, 2017, was Replaced;

WHEREAS, pursuant to Section 2.10 of the Intercreditor Agreement, on December 17, 2019, the Term Loan Agent became the Term Loan Agent under and as defined in the Intercreditor Agreement, and the Term Loan Credit Agreement became the Term Loan Credit Agreement under and as defined in the Intercreditor Agreement;

WHEREAS, pursuant to Section 2.10 of the Intercreditor Agreement, on September 26, 2019, the ABL Agent became the ABL Agent under and as defined in the Intercreditor Agreement, and the ABL Credit Agreement became the ABL Credit Agreement under and as defined in the Intercreditor Agreement; and

WHEREAS, the ABL Agent, the Term Loan Agent, the Borrower and the other Grantors desire to further amend certain provisions of the Intercreditor Agreement as set forth herein, subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Intercreditor Agreement shall have the meaning assigned to such term in the Intercreditor Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Intercreditor Agreement shall from and after the date hereof refer to the Intercreditor Agreement as amended hereby.

SECTION 2. Amendment to Intercreditor Agreement.

(a) The following definitions in Section 1.01(c) of the Intercreditor Agreement are hereby amended so that they read, each in its entirety, as follows:

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, the State of North Carolina or the State of Ohio are authorized or required by law to remain closed.

“Term Loan Agent” means the Original Term Loan Agent, and, from and after the date of execution and delivery of a Term Loan Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity. On the Third Amendment Effective Date, the Term Loan Agent shall be Royal Bank of Canada, as collateral agent under the Term Loan Credit Agreement.

“Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of the date hereof, among the Borrower, the lenders from time to time party thereto and Royal Bank of Canada, as Term Loan Agent, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Term Loan Substitute Facility, in each case (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in each case, to the extent not prohibited by the terms hereof). On the Third Amendment Effective Date, the Term Loan Credit Agreement shall be that certain Term Loan Credit Agreement dated as of the Third Amendment Effective Date, among Royal Bank of Canada, as administrative agent and collateral agent, the lenders from time to time party thereto and Borrower, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Maximum ABL Facility Amount” means the greatest of (i) a principal amount of $330,000,000, (ii) an amount equal to the Intercreditor Borrowing Base at the time the applicable ABL Debt Obligations were incurred and (iii) an amount equal to the aggregate principal amount of all Qualifying ABL Debt.

“Maximum Term Loan Amount” means the greater of (i) a principal amount of $835,000,000, and (ii) an amount equal to the aggregate principal amount of all Qualifying Term Loan Debt.

“Qualifying ABL Debt” means the aggregate principal amount of indebtedness incurred under the ABL Credit Agreement (or any ABL Substitute Facility) that was incurred in compliance with the Term Loan Credit Agreement (and any other documents governing Additional Pari Term Loan Debt Obligations (if any)), in each case as in effect on the Third Amendment Effective Date (or any amendment or supplement thereto consented to by ABL Agent or any refinancing thereof)

(it being understood that, in order for any indebtedness to qualify as “Qualifying ABL Debt,” the Term Loan Credit Agreement (and the documents governing such Additional Pari Term Loan Debt Obligations (if any)), as the same may be amended, supplemented or refinanced as provided above, must have permitted (x) the incurrence of such indebtedness and (y) the incurrence of the Liens granted as security therefor with the priority provided for under this Agreement).

“Qualifying Term Loan Debt” means the aggregate principal amount of indebtedness incurred under the Term Loan Credit Agreement (and Additional Pari Term Loan Debt Obligations (if any)) that was incurred in compliance with the ABL Credit Agreement (or any ABL Substitute Facility) as in effect on the Third Amendment Effective Date (or any amendment or supplement thereto or any refinancing thereof) (it being understood that, in order for any indebtedness to qualify as “Qualifying Term Loan Debt,” the ABL Credit Agreement (or any ABL Substitute Facility), as the same may be amended, supplemented or refinanced as provided above, must have permitted (x) the incurrence of such indebtedness and (y) the incurrence of the Liens granted as security therefor with the priority provided for under this Agreement).

(b) The following new definition is added to Section 1.01(c) in appropriate alphabetical order:

“Third Amendment Effective Date” means December 14, 2021.

(c) Section 2.06(b)(i) is hereby amended by inserted the following sentence at the end of such subsection:

Term Loan Agent agrees that it shall not, and nor shall any of the Term Loan Secured Parties, directly or indirectly, provide, offer to provide, or support any Term Loan DIP Financing secured by a Lien on the ABL First Lien Collateral senior to or pari passu with the Liens thereon securing the ABL Debt Obligations.

(d) Section 2.06(b)(ii) is hereby amended by inserting the following sentence at the end of such subsection:

ABL Agent agrees that it shall not, and nor shall any of the ABL Secured Parties, directly or indirectly, provide, offer to provide, or support any ABL DIP Financing secured by a Lien on the Term Loan First Priority Collateral senior to or pari passu with the Liens thereon securing the Term Loan Debt Obligations.

(e) Section 2.06(d)(i) is hereby amended by deleting the following phrase from the first sentence thereof: “and is allowable under Section 506(b) of the Bankruptcy Code”

(f) Clause (i)(B) of Section 2.10(a) is hereby amended in its entirety to read as follows:

(B) the requirements of Section 2.10 have been satisfied, and

(g) Section 2.15 is hereby amended by deleting the second full paragraph thereof in its entirety and replacing it with the following:

Notwithstanding anything to the contrary contained herein or in the definition of ABL First Lien Collateral or Term Loan First Lien Collateral, in the event that proceeds of Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Collateral that involves a combination of ABL First Lien Collateral and Term Loan First Lien Collateral, the portion of such proceeds that shall be allocated as proceeds of ABL First Lien Collateral for purposes of this Agreement shall be an amount equal to the net book value of such ABL First Lien Collateral

(except in the case of Accounts, Supporting Obligations with respect to such Accounts and proceeds thereof, which amount shall be equal to the face amount of such Accounts). In addition, notwithstanding anything to the contrary contained herein or in the definition of ABL First Lien Collateral or Term Loan First Lien Collateral, to the extent proceeds of Collateral are proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Capital Stock of any Subsidiary that is a Grantor or all or substantially all of the assets of any such Subsidiary, such proceeds shall constitute (a) first, in an amount equal to (i) the face amount of the Accounts (excluding any rights to payment for any property which specifically constitutes Term Loan First Lien Collateral that has been or is to be sold, leased, licensed, assigned or otherwise disposed of), (ii) the amount of cash and cash equivalents held in the deposit accounts, commodity accounts, security accounts and lockboxes of such Grantor immediately prior to the consummation of such sale, in each case constituting ABL First Lien Collateral or the proceeds thereof, and (iii) the net book value of the Inventory owned by such Subsidiary at the time of such sale, ABL First Lien Collateral, and (b) second, to the extent in excess of the amounts described in preceding clause (a), Term Loan First Lien Collateral. In the event that amounts are received in respect of Collateral consisting of Capital Stock of or intercompany loans issued to any Grantor in an Insolvency or Liquidation Proceeding, such amounts shall be deemed to be Proceeds received from a sale or disposition of ABL First Lien Collateral and Term Loan First Lien Collateral and shall be allocated as proceeds of ABL First Lien Collateral and Term Loan First Lien Collateral in proportion to the ABL First Lien Collateral and Term Loan First Lien Collateral owned at such time by the issuer of such Capital Stock (with such proportion to be determined in the same manner as is set forth in the immediately preceding sentence as it relates to a sale or disposition of Capital Stock).

(h) Section 7.01 is hereby amended by replacing subsections (a), (b) and (c) in their entirety with the following:

(i) if to the ABL Agent, to:

Bank of America

135 S. LaSalle Street

Chicago, IL 60603

Attention: Asset Manager – Installed Building Products

Fax: (312) 453-4963

with a copy to:

Goldberg Kohn Ltd.

55 East Monroe, Suite 3300

Chicago, Illinois 60603

Attention: Randall Klein

Email: Randall.klein@goldbergkohn.com

(ii) if to the Term Loan Agent, to:

Royal Bank of Canada

20 King Street West, 4th Floor

Toronto, Ontario M5H 1C4

Canada

Attention: Manager, Agency Services Group

Fax: (416) 842-4023

Email: rbcmagnt@rbccm.com

(iii) if to the Grantors, to:

Installed Building Products, Inc.

495 South High St.

Suite 50

Columbus, OH 43215

Attention: Michael Miller

Fax: (614) 961-3300

with a copy to:

Calfee, Halter & Griswold LLP

The Calfee Building

1405 East Sixth Street

Cleveland, OH 44114-1607

Attn: Karl Beus

Telecopy No.: (216) 241-0816

SECTION 3. Condition Precedent. This Amendment shall become effective only upon the satisfaction of the following condition precedent: each of the ABL Agent’s and the Term Loan Agent’s receipt of this Amendment duly executed by each of (i) the ABL Agent, (ii) the Term Loan Agent, and (iii) the Borrower.

SECTION 4. Miscellaneous Terms.

(a) Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Intercreditor Agreement shall be and remain in full force and effect, and shall constitute the legal and binding obligation of each party thereto, enforceable against such party in accordance with their respective terms.

(a) Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed counterpart of this Amendment.

(b) Recitals Incorporated Herein. The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

(c) Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(d) Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

(e) Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to ABL/Term Loan Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ABL AGENT:

BANK OF AMERICA, N.A.

By: /s/ Brian Scawinksi
Name: Brian Scawinski
Title: Vice President

TERM LOAN AGENT:

ROYAL BANK OF CANADA

By: /s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

BORROWER:

INSTALLED BUILDING PRODUCTS, INC.

By: /s/ Michael T. Miller
Name: Michael T. Miller
Title: Executive Vice President and
Chief Financial Officer